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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15 (d)
                     of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 1998

Commission File Number: 0-26508

                              PURETEC CORPORATION
             (Exact name of Registrant as specified in its charter)

          DELAWARE                                       22-3376449
-------------------------------                      -------------------
(State or other jurisdiction of                        (IRS Employer
incorporation or organization)                       Identification No.)



                65 Railroad Avenue, Ridgefield, New Jersey 07657
                ------------------------------------------------
                    (Address of principal executive offices)

Registrant's telephone number, including area code: (201) 941-6550

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Item 5. Other Events

                On February 2, 1998, PureTec Corporation issued the following press release:

                PureTec Corporation and Tekni-Plex, Inc. jointly announced today that PureTec's primary operating subsidiary, Plastic Specialties and Technologies ("PST") has commenced a tender offer for all of its 11.25% Senior Secured Notes due 2003 (the "Notes"). PST is also soliciting the consent of noteholders to amend certain covenants and other provisions of the Indenture and the related collateral documents, and to waive certain obligations of PST under this Indenture. J.P. Morgan & Co. is the Dealer Manager for the tender offer and consent solicitation. MacKenzie Partners, Inc. is the Information Agent.

                The tender price and consent payment, along with expiration dates of the tender offer and consent solicitation and other details of the tender offer are explained in the "Offer to Purchase and Consent Solicitation Statement" that is being distributed today to noteholders. Basically, the price for each $ 1,000 principal amount of Notes tendered will be established by a formula based on the yield of the 5 3/4% U.S. Treasury Note due December 31, 1998 plus 100 basis points, minus $5 per $ 1,000 principal amount of Notes, which is equal to the consent payment. The pricing formula assumes that the Notes would otherwise be redeemed in full at a price of $1,056.25 per $ 1,000 principal amount of Notes on December 1, 1998, which is the earliest date that the Notes may be redeemed at the option of the Company. The tender price will be determined based on this formula on February 13, 1998, ten business days before the tender offer is scheduled to expire on March 2, 1998. The tender price will be payable to noteholders who validly tender and do not validly withdraw their Notes prior to the expiration time. The consent solicitation will expire on the later to occur of PST receiving a majority of consents from noteholders or February 13, 1998, unless extended or terminated.

                The tender offer and consent solicitation is being undertaken in connection with the proposed merger of PureTec and a subsidiary of Tekni-Plex. The acceptance of Notes validly tendered in connection with the tender offer is expected to occur concurrent with the closing of the merger. As previously announced, a special meeting of PureTec's stockholders has been scheduled for Wednesday, February 25, 1998 for the purpose of voting on the merger. If approved by a majority of stockholders, the transaction is scheduled to close during the first week of March.

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                                   SIGNATURES

                Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   PURETEC CORPORATION

                                   By:  /s/ Thomas V. Gilboy
                                      ---------------------------------------
                                      Thomas V. Gilboy
                                      Chief Financial Officer and Vice President

Dated: February 4, 1998